Exhibit 10.1

Execution Version

SUBSCRIPTION AGREEMENT

by and between

JAMES RIVER GROUP HOLDINGS, LTD.

and

CAVELLO BAY REINSURANCE LIMITED

Dated as of November 11, 2024

EXHIBITS

EXHIBIT A – Form of Registration Rights Agreement

EXHIBIT B – Form of Permitted Transferee Joinder

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT dated as of November 11, 2024 (this “Agreement”), is made and entered into by and between James River Group Holdings, Ltd., a Bermuda exempted company (the “Company”), and Cavello Bay Reinsurance Limited, a Bermuda exempted company (the “Investor”).

RECITALS

WHEREAS, the Company desires to issue, sell and deliver to the Investor, and the Investor desires to purchase and acquire from the Company, pursuant to the terms and conditions set forth in this Agreement, a number of the Company’s common shares, par value $0.0002 per share (the “Common Shares”) equal to $12,500,000 divided by the Share Price (the “Acquired Shares”).

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article I

Definitions

Section 1.01      Definitions.

(a)            As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“Action” means any pending or, to the Knowledge of the Company, threatened legal, regulatory or administrative proceeding, suit, proceeding, dispute, investigation, arbitration or action against the Company or any of its Subsidiaries.

“Adverse Development Agreement” means that certain Adverse Development Cover Reinsurance Contract issued to James River Insurance Company and James River Casualty Company by the Investor.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, (i) that the Company and its Subsidiaries, on the one hand, and any Investor Party or any of its Affiliates, on the other hand, shall not be deemed to be Affiliates and (ii) “portfolio companies” (as such term is customarily used among institutional investors) in which any Investor Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Investor Party. For this purpose, “control” (including its correlative meanings, “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or otherwise.

“Anti-Money Laundering Laws” means anti-money laundering-related laws, regulations, and codes of practice applicable to the Company and its Subsidiaries and their operations from time to time.

“Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” and “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time.

“Beneficial Ownership Requirement” means that the Investor, together with the other Permitted Transferees of the Investor, continues to Beneficially Own at all times Common Shares that represent in the aggregate at least 50% of the number of Acquired Shares beneficially owned by the Investor as of immediately following the Closing.

“BMA” means the Bermuda Monetary Authority and any competent successor or replacement thereof.

“Board” means the Board of Directors of the Company.

“Business Day” means any weekday that is not a day on which banking institutions in New York, New York or Hamilton, Bermuda are authorized or required by law, regulation or executive order to be closed.

“Certificate of Designations” means the certificate of designation for the Series A Preferred Shares, as amended to the date of this Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Charter Documents” means the Company’s memorandum of association and bye-laws, each as amended to the date of this Agreement.

“Company Plan” means all “employee benefit plans” (as defined in section 3(3) of and subject to ERISA) and all other material plans or agreements, in each case, as may be amended, modified or supplemented from time to time (other than governmental plans, statutorily required benefit arrangements and individual grant agreements) providing bonus, incentive compensation, deferred compensation, change in control, pension, welfare benefit, severance, sick leave, vacation pay, salary continuation, disability, life insurance, and educational assistance as to which the Company or any of its Subsidiaries have any liability for current or former employees of the Company or any of its Subsidiaries.

“Company PSU” means a restricted share unit with respect to Common Shares that was granted subject to performance-based vesting conditions.

“Company RSU” means a restricted share unit with respect to Common Shares, other than a Company PSU.

“Company Share Option” means an option to purchase Common Shares.

“Company Share Plans” means the 2014 Long-Term Incentive Plan and the 2014 Non-Employee Director Incentive Plan, in each case as amended from time to time.

“COVID-19” shall mean SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks, or any escalation or worsening of any of the foregoing (including any subsequent waves).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Export Control Laws” means the U.S. Export Administration Act, U.S. Export Administration Regulations, U.S. Arms Export Control Act, and their respective implementing rules and regulations; and other similar export control laws or restrictions applicable to the Company, its Subsidiaries and their respective operations from time to time.

“GAAP” means generally accepted accounting principles, as in effect in the United States from time to time.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator or authority or other legislative, executive or judicial governmental official or entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational, including (but not limited to) the BMA and any insurance or other regulator of any applicable State in the United States having competent jurisdiction.

“Intellectual Property” means all intellectual property rights, including patents, trade secrets, know-how, inventions, methods, processes, copyrights, trademarks, service marks, domain names, social and mobile media identifiers, trade dress and other source indicators and all associated goodwill.

“Investor Material Adverse Effect” means any effect, change, event or occurrence that, individually or in the aggregate, would or would reasonably be expected to, prevent, materially delay, interfere with, hinder or impair (i) the consummation by the Investor of any of the Transactions or (ii) the compliance by the Investor of its obligations under this Agreement.

“Investor Parties” means the Investor together with its successors and any Permitted Transferees that become a party hereto pursuant to Section 8.03. Any reference to any action by the Investor Parties in this Agreement that requires an instrument in writing signed by the Investor Parties shall require that such instrument be signed by each of the Investor Parties.

“Investor Rights Termination Event” means the first day that the Investor Parties no longer meet the Beneficial Ownership Requirement.

“IT Assets” means all hardware, software, code, systems, networks, websites, applications, databases and other information technology assets and equipment.

“Knowledge” means, with respect to the Company, the actual knowledge of Frank D’Orazio, Sarah Doran or Jeanette Miller, in each case after reasonable inquiry.

“Law” means any state, federal or foreign laws, common law, statutes, ordinances, codes, rules or regulations or other similar requirement enacted, adopted, promulgated, or applied by any Governmental Authority.

“Liens” means any mortgage, pledge, lien, charge, encumbrance, security interest, adverse ownership interest or other restriction of any kind or nature, whether based on common law, statute or contract.

“Lock-Up Period” means the period commencing on the date hereof and ending on the first anniversary of the Closing Date.

“Material Adverse Effect” means any fact, occurrence, event, change, effect or development that, individually or in the aggregate, has had, or would reasonably be expected to have a material adverse effect on the business, assets, properties, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole, other than any fact, occurrence, event, change, effect or development resulting from or arising out of: (a) economic, political, regulatory, financial or capital market conditions in each case in the United States, Bermuda or elsewhere in the world, (b) factors generally affecting participants in any jurisdiction or geographic area in any segment of the industries or markets in which the Company or any of its Subsidiaries operate, (c) any acts of war, sabotage, terrorist activities, cyberattacks (other than cyberattacks specifically directed at the Company or its Subsidiaries), or changes imposed by a Governmental Authority associated with national security, (d) epidemics, pandemics or disease outbreaks (including COVID-19), hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters or weather or meteorological events, and other force majeure events in the United States or any other country or region in the world (or escalation or worsening of any of the foregoing, including, as applicable, second or subsequent wave(s)), (e) any change of Law, accounting standards (including SAP and GAAP), regulatory policy or industry standards, or the enforcement or interpretation thereof after the date of this Agreement, (f) the negotiation, execution, announcement or consummation of this Agreement or the Transactions (including the contents of any press release to be issued by the Company publicly announcing the execution of this Agreement), (g) the taking of any action or omission by the Company, its Subsidiaries or their Affiliates specifically requested in writing by the Investor or its Affiliates, (h) any failure by the Company to meet projections or forecasts or revenue or earnings predictions for any period (provided that the exception in this clause (h) shall not prevent or otherwise affect a determination that any event, change or development underlying such failure has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition), (i) changes in the price or trading volume of the Common Shares, or any change in the credit ratings or ratings outlook, or A. M. Best rating or outlook of the Company and its Subsidiaries (provided that the exception in this clause (i) shall not prevent or otherwise affect a determination that any event, change or development underlying such failure has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition), and (j) any Actions arising from allegations of breach of fiduciary duty or otherwise relating to this Agreement or the transactions contemplated hereby, except, solely with respect to clauses (a), (b), (c), (d) and (e), to the extent the Company and its Subsidiaries, taken as a whole, are materially and disproportionately affected thereby relative to other participants in the industry or industries in which the Company and its Subsidiaries operate (in which case only the incremental material and disproportionate effect or effects may be taken into account in determining whether there has been a Material Adverse Effect).

“NASDAQ” means the NASDAQ Global Select Market.

“Permitted Transferee” means, with respect to any Investor Party, an Affiliate of such Investor Party that executes and delivers to the Company a Joinder becoming an Investor Party to this Agreement.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, any other form of entity or any group comprised of two or more of the foregoing.

“Registration Rights Agreement” means that certain Registration Rights Agreement to be entered into by the Company and the Investor on the Closing Date, the form of which is set forth as Exhibit A hereto.

“Representatives” means, with respect to any Person, its officers, directors, authorized board representatives, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors and other representatives.

“SAP” means statutory accounting principles and practices prescribed or permitted by the Governmental Authorities responsible for the regulation of insurance companies.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Shares” means the Company’s Series A Perpetual Cumulative Convertible Preferred Shares, par value $0.00125 per share.

“Share Price” means a price that is the lower of: (i) the “Nasdaq Official Closing Price” of the Common Shares (as reflected on Nasdaq.com) immediately preceding the signing of this Agreement; or (ii) the average “Nasdaq Official Closing Price” of the Common Shares (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of this Agreement.

“Subsidiary” means with respect to any entity, (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by such entity, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which such entity is the record or Beneficial Owner, directly or indirectly, of a majority of the voting interests or the general partner.

“Tax” or “Taxes” mean all taxes, imposts, levies, duties, deductions, withholdings (including backup withholding), assessments, fees or other like assessments or charges, in each case in the nature of a tax, imposed by a Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means any report, return, information return, filing, claim for refund or other information filed or required to be filed with a Governmental Authority in connection with Taxes, including any schedules or attachments thereto, and any amendments to any of the foregoing.

“Third Party” means a Person other than the Investor or any of its Permitted Transferees.

“Transaction Documents” means this Agreement, the Registration Rights Agreement and all other documents, certificates or agreements executed in connection with the transactions contemplated by this Agreement.

“Transactions” means the Purchase and the other transactions expressly contemplated by this Agreement and the other Transaction Documents.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, mortgage, gift, hypothecate or dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, mortgage, gift, hypothecation or disposition of, any shares of equity securities Beneficially Owned by a Person or any interest in any shares of equity securities Beneficially Owned by a Person; provided, however, that, notwithstanding anything to the contrary in this Agreement, a Transfer shall not include (i) the redemption or other acquisition of Common Shares by the Company or (ii) the direct or indirect transfer of any equity interests in any Investor Party (or any direct or indirect parent entity of such Investor Party) after which the Investor Party is controlled by the same Person (or a Permitted Transferee thereof) controlling the Investor Party prior to such transfer. Notwithstanding anything herein to the contrary, in the event that any Person that is a corporation, partnership, limited liability company or other legal entity (other than an individual, trust or estate) ceases to be controlled by the Person controlling such Person or a Permitted Transferee thereof, such event shall be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein; provided that, in no event shall the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 29, 2024, by and among Elk Bidco Limited, Elk Merger Sub Limited, Enstar Group Limited, Deer Ltd. and Deer Merger Sub Ltd. constitute a “Transfer” hereunder.

(b)            In addition to the terms defined in Section 1.01(a), the following terms have the meanings assigned thereto in the Sections set forth below:

Term	Section
Acquired Shares	Recitals
Agreement	Preamble
Agreement Termination Date	Section 7.01(b)
Announcement	Section 5.01
Anti-Corruption Laws	Section 3.08(b)
Capitalization Date	Section 3.02(a)
CFC	Section 5.10(d)
Closing	Section 2.02
Closing Date	Section 2.02
Common Shares	Recitals
Company	Preamble
Company Disclosure Letter	Article III
Company SEC Documents	Section 3.05(a)
Company Securities	Section 3.02(b)
Confidential Information	Section 5.02
Confidentiality Agreement	Section 5.02
Contract	Section 3.03(b)
Enforceability Exceptions	Section 3.03(a)
Filed SEC Documents	Article III
Information	Section 4.08
Investor	Preamble
IRS	Section 5.05
Joinder	Section 8.03
Judgments	Section 3.07
OFAC	Section 3.08(d)
PFIC	Section 5.10(d)
Preferred Shares	Section 3.02(a)
Purchase	Section 2.01
Purchase Price	Section 2.01
Relevant Matters	Section 8.06(a)
Restraints	Section 6.01(a)
Sanctions	Section 3.08(d)

Article II

Purchase and Sale

Section 2.01      Purchase and Sale. On the terms of this Agreement and subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the party entitled to the benefit thereof) of the conditions set forth in Article VI, at the Closing, the Investor shall purchase and acquire from the Company, and the Company shall issue, sell and deliver to the Investor, the Acquired Shares, for an aggregate purchase price of $12,500,000 (the “Purchase Price”). The purchase and sale of the Acquired Shares pursuant to this Section 2.01 is referred to as the “Purchase”. Notwithstanding the foregoing, if the number of Acquired Shares would equal more than 9.9% of the Company’s outstanding Common Shares on the Closing Date, (a) the number of Acquired Shares shall be reduced to a number equal to 9.9% of the Company’s outstanding Common Shares, (b) the Purchase Price shall be reduced to an amount equal to such number of Acquired Shares multiplied by the Share Price, and (c) the defined terms “Acquired Shares” and “Purchase Price” shall refer to such reduced amounts for all purposes in this Agreement.

Section 2.02      Closing. Subject to the terms and conditions of this Agreement, the closing of the Purchase (the “Closing”) shall occur remotely via the exchange of documents and signatures simultaneously with the closing under the Adverse Development Agreement or such other time as the Company and the Investor mutually agree in writing (the date on which the Closing occurs, the “Closing Date”).

(a)            At the Closing:

(i)            the Company shall deliver to the Investor (x) the Acquired Shares, free and clear of all Liens, except restrictions imposed by the Company Charter Documents, the Securities Act, this Agreement and any applicable securities Laws, (y) evidence of the issuance of the Acquired Shares to the Investor, credited to book-entry account maintained by the transfer agent of the Company, and (z) the Registration Rights Agreement, duly executed by the Company; and

(ii)            the Investor shall (x) pay the Purchase Price to the Company by wire transfer of immediately available U.S. federal funds, to the account designated by the Company in writing prior to the Closing, and (y) deliver to the Company the Registration Rights Agreement, duly executed by the Investor.

(b)            Prior to the Closing, the Investor shall provide the Company with any information reasonably requested by the Company or its transfer agent in connection with the issuance of the Acquired Shares.

Article III

Representations and Warranties of the Company

The Company represents and warrants to the Investor as of the date of this Agreement and as of the Closing Date (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date) that, except as (A) set forth in the confidential disclosure letter delivered by the Company to the Investor prior to or concurrently with the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any such disclosure shall be deemed to be disclosed with respect to each other representation and warranty to which the relevance of such exception is reasonably apparent on the face of such disclosure) or (B) disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC (and publicly available) after January 1, 2023 and at least two days prior to the date hereof (the “Filed SEC Documents”), other than any risk factor disclosures contained in the “Risk Factors” section or any disclosure of risks included in any “forward-looking statements” disclaimer, in each case, contained in any such Filed SEC Document describing generally the risks faced by the Company and its Subsidiaries or participants in the industries in which the Company and its Subsidiaries operate without disclosure of specific facts and circumstances:

Section 3.01      Organization; Standing.

(a)            The Company is duly incorporated and validly existing as an exempted company in good standing, or the equivalent thereof, under the laws of Bermuda and has all requisite corporate power and corporate authority to carry on its business as now being conducted, except (other than with respect to the Company’s due organization and valid existence) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)            Each of the Company’s Subsidiaries is duly incorporated or organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its incorporation or organization, except where the failure to be so organized, existing and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company’s Subsidiaries is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary and has all requisite corporate, or other legal entity, as the case may be, power and authority to own and operate its properties and to carry on its businesses as now conducted, except where the failure to be so licensed, qualified or in good standing or have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All the outstanding shares of capital stock or other equity interests of each Subsidiary are owned, directly or indirectly, by the Company and have been duly and validly issued and are fully paid and non-assessable, and were issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state or foreign securities Laws or pursuant to valid exemptions therefrom, except where such failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.02      Capitalization.

(a)            The authorized share capital of the Company consists of 200,000,000 Common Shares and 20,000,000 undesignated preferred shares, par value $0.00125 per share (the “Preferred Shares”). At the close of business on November 8, 2024 (the “Capitalization Date”), (i) 37,829,475 Common Shares (other than treasury shares) were issued and outstanding, (ii) 1,837,295 Common Shares were reserved and available for future issuance pursuant to the Company Share Plans, (iii) no Common Shares were subject to outstanding Company Share Options, (iv) 614,084 Common Shares were issuable upon the vesting or settlement of outstanding Company RSUs, (v) 315,109 Common Shares were issuable upon the performance vesting or settlement of outstanding Company PSUs, (vi) 150,000 shares of Series A Preferred Shares were issued or outstanding and (vii) 5,640,158 Common Shares were reserved for issuance upon conversion of the Series A Preferred Shares.

(b)            Except as described in this Section 3.02 or as set forth in the Certificate of Designations, there are (i) no outstanding shares of, or other equity or voting interests of any character in, the Company as of the date hereof other than shares that have become outstanding after the Capitalization Date which were reserved for issuance as of the Capitalization Date as set forth in Section 3.02(a), (ii) no outstanding securities of the Company convertible into or exercisable or exchangeable for shares of, or other equity or voting interests of any character in, the Company, (iii) no outstanding obligations, options, warrants, rights, pledges, calls, puts, phantom equity, preemptive rights, or other rights, commitments, agreements or arrangements of any character to acquire from the Company, or that obligate the Company to issue, any shares of, or other equity or voting interests (or voting debt) in, or any securities convertible into or exercisable or exchangeable for shares of, or other equity or voting interests (or voting debt) in, the Company other than obligations under the Company Plans in the ordinary course of business, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any shares of, or other equity or voting interests (or voting debt) in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. Other than the Certificate of Designations, there are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities (other than pursuant to the cashless exercise of Company Share Options or settlement of Company RSUs and Company PSUs or the forfeiture or withholding of Taxes with respect to Company Share Options, Company PSUs or Company RSUs), or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. Other than (i) the Certificate of Designations, (ii) that certain Investment Agreement, dated as of February 24, 2022, by and among the Company and GPC Partners Investments (Thames) LP and (iii) any registration rights agreement with GPC Partners Investments (Thames) LP, neither the Company nor any of its Subsidiaries is a party to any shareholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities. As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to a “poison pill” or similar anti-takeover agreement or plan. All outstanding Common Shares have been duly authorized and validly issued and are fully paid, non-assessable and were not issued in violation of any purchase option, call option, right of first refusal, subscription right, preemptive or similar rights of a third Person, the Company Charter Documents or any agreement to which the Company is a party. All of the outstanding shares or equity interests of the Company’s Subsidiaries have been duly authorized, validly issued, fully paid and non-assessable and none of such shares or equity interests are subject to or were issued in violation of any applicable Laws and are not subject to and have not been issued in violation of any shareholders agreement, proxy, voting trust or similar agreement, or any preemptive rights, rights of first refusal or similar rights of any Person, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

Section 3.03      Authority; Noncontravention.

(a)            The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly authorized by the Board and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been and when required hereunder, the other Transaction Documents will be, duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof or thereof, as applicable, by the Investor, constitutes (or in the case of the other Transaction Documents, will constitute) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding at law or in equity (the “Enforceability Exceptions”).

(b)            Neither the execution and delivery of this Agreement or the other Transaction Documents by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of (A) the Company Charter Documents or (B) the similar organizational documents of any of the Company’s Subsidiaries or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.04 are obtained prior to the Closing Date and the filings referred to in Section 3.04 are made and any waiting periods thereunder have terminated or expired prior to the Closing Date, (x) violate any Law or Judgment applicable to the Company or any of its Subsidiaries or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under, result in the termination of or a right of termination or cancellation under, result in the loss of any benefit or require a payment or incur a penalty under, any of the terms or provisions of any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or by which it is bound or accelerate the Company’s or, if applicable, any of its Subsidiaries’ obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, have or reasonably be expected to have, a Material Adverse Effect or prevent or materially delay, interfere with, hinder or impair the consummation by the Company or its Subsidiaries of any of the Transactions on a timely basis.

Section 3.04      Governmental Approvals. Except for (a) filings required to be made with the NASDAQ, (b) filings required to be made with the SEC to report the Transactions, and (c) compliance with any applicable state securities or blue sky laws, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement and the other Transaction Documents by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or materially delay, interfere with, hinder or impair the consummation by the Company or its Subsidiaries of any of the Transactions.

Section 3.05      Company SEC Documents; Undisclosed Liabilities. Except as set forth in Section 3.05 of the Company Disclosure Letter:

(a)            The Company has filed with the SEC, on a timely basis, all required reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the Exchange Act since January 1, 2023 (collectively, the “Company SEC Documents”). As of their respective SEC filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and/or the Sarbanes-Oxley Act of 2002 (and the regulations promulgated thereunder), as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)            The consolidated financial statements of the Company and its Subsidiaries (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).

(c)            Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of June 30, 2024 (the “Balance Sheet Date”) included in the Filed SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business and that do not arise from any material breach of a Contract, (iii) as expressly contemplated by this Agreement or otherwise incurred in connection with the Transactions, (iv) that have been discharged or paid prior to the date of this Agreement or (v) as would not, individually or in the aggregate, have had or reasonably be expected to have, a Material Adverse Effect.

(d)            The Company has established and maintains, and at all times since January 1, 2023 has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act relating to the Company and its consolidated Subsidiaries sufficient to provide reasonable assurance that (i) transactions are executed in accordance with Company management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with Company management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over, and procedures relating to, financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. To the Knowledge of the Company, since January 1, 2023, there has not been any fraud that involves management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, to the Knowledge of the Company, there is no reason that its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

(e)            There is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required by applicable Law to be disclosed by the Company in its Filed SEC Documents and is not so disclosed.

Section 3.06      Absence of Certain Changes. Except as set forth in Section 3.06 of the Company Disclosure Letter, since the Balance Sheet Date, (a) the business of the Company and its Subsidiaries, taken as a whole, has been carried on and conducted in all material respects in the ordinary course of business, and (b) there has not been any Material Adverse Effect or any event, change or occurrence that would, individually or in the aggregate, have had or reasonably be expected to have, a Material Adverse Effect.

Section 3.07      Legal Proceedings. Except (a) as set forth in Section 3.07 of the Company Disclosure Letter or (b) as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole (or prevent or materially delay, interfere with, hinder or impair the consummation by the Company or its Subsidiaries of any of the Transactions on a timely basis), there is no (i) pending or, to the Knowledge of the Company, threatened Action against the Company or any of its Subsidiaries or (ii) outstanding order, judgment, injunction, ruling, writ or decree of any Governmental Authority (“Judgments”) imposed upon the Company or any of its Subsidiaries or any of their respective assets, in each case, by or before any Governmental Authority. Except (a) as set forth in Section 3.07 of the Company Disclosure Letter, to the Knowledge of the Company, as of the date of this Agreement, there is no pending or threatened claim or dispute relating (and the Company has not received notice of any third party objection) to the transactions contemplated by this Agreement.

Section 3.08      Compliance with Laws; Permits.

(a)            The Company and each of its Subsidiaries are in compliance with all (i) Laws and (ii) Judgments, in each case of clauses (i) and (ii), that are applicable to the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries hold all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities necessary for the lawful conduct of their respective businesses as conducted on the date hereof, except where the failure to hold the same would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. All material licenses required for the Company and its Subsidiaries to conduct their current respective insurance operations and activities are valid and in full force and effect, and neither the Company nor any of its Subsidiaries is the subject of any pending, or to the Knowledge of the Company, threatened Action seeking the revocation, suspension or termination of any such licenses.

(b)            The Company, each of its Subsidiaries, and, to the Knowledge of the Company, all officers, directors or employees of the Company and its Subsidiaries and any agents acting on behalf of the Company or any of its Subsidiaries are, and for the last three (3) years have been, in compliance in all material respects with (i) the Foreign Corrupt Practices Act of 1977 and any rules and regulations promulgated thereunder, (ii) the United Kingdom Bribery Act, (iii) legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and (iv) any other Laws applicable to the Company and its Subsidiaries that address the prevention of corruption, bribery or terrorism, in each cash of clauses (i) through (iv), to the extent applicable to the Company or any of its Subsidiaries (collectively, the “Anti-Corruption Laws”). None of the Company, any of its Subsidiaries, and, to the Knowledge of the Company, any officer, director or employee of the Company or any of its Subsidiaries and any agents acting on behalf of the Company or its Subsidiaries within the last three (3) years, has offered, promised, provided, or authorized the provision of any money or other thing of value, directly or indirectly, to any Person to improperly influence official action or secure an improper advantage, or to encourage the recipient to breach a duty of good faith or loyalty or the policies of his/her employer, nor has violated or is in violation of any provision of any applicable Anti-Corruption Laws.

(c)            The Company, each of its Subsidiaries, and to the Knowledge of the Company, each of their respective officers, directors, employees and any agents acting on behalf of the Company or any of its Subsidiaries are, and for the last three (3) years have been, in material compliance with all Anti-Money Laundering Laws and Export Control Laws applicable to the Company or any of its Subsidiaries.

(d)            The Company, each of its Subsidiaries, and, to the Knowledge of the Company, each of the Company’s and its Subsidiaries’ officers, directors and employees, and any agents acting on behalf of the Company or any of its Subsidiaries are, and, for the last three (3) years have been, in compliance in all material respects with all Laws applicable to the Company or any of its Subsidiaries related to economic or financial sanctions or trade embargoes imposed, administered or enforced by (i) the United States (including without limitation the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”), including OFAC’s Specially Designated Nationals and Blocked Persons List, and the U.S. Department of State), (ii) the United Nations, (iii) Her Majesty’s Treasury or (iv) other similar governmental bodies with regulatory authority over the Company, its Subsidiaries and their respective operations from time to time (collectively, “Sanctions”). None of the Company or any of its Subsidiaries, or to the Knowledge of the Company, any officer, director or employee, or any agent acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any Sanctions, nor is the Company or any of its Subsidiaries (x) located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Venezuela, Sudan, Syria and Crimea, or (y) majority-owned or controlled by a Person that is the subject of Sanctions.

(e)            To the Knowledge of the Company, the Company and its Subsidiaries have not engaged in the past three (3) years in, nor are now engaged in, any dealings or transactions with or for the benefit of any person located, organized, or ordinarily resident in Cuba, Iran, North Korea, Venezuela, Sudan, Syria, or Crimea, in each case directly or indirectly, including through agents or other persons acting on their behalf.

(f)            The Company and its Subsidiaries will not use the proceeds from the Transactions (i) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money or anything else of value, to any Person in violation of any Anti-Corruption Laws applicable to the Company or any of its Subsidiaries, or (ii) directly, or knowingly, indirectly fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions.

(g)            The Company and its Subsidiaries have instituted and maintain policies and procedures applicable to the Company and its Subsidiaries, designed to prevent and detect non-compliance with Anti-Corruption Laws and Sanctions, in each case, to the extent applicable to the Company or any of its Subsidiaries. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to applicable Anti-Corruption Laws or Sanctions is pending or, to the Knowledge of the Company, threatened.

Section 3.09      Tax Matters. The Company and each of its Subsidiaries have timely filed (taking into account all applicable extensions) all material Tax Returns required to be filed by them, and all such Tax Returns are correct and complete in all material respects, and the Company and each of its Subsidiaries have timely paid (or have had timely paid on their behalves) to the appropriate Governmental Authority all material Taxes that were required to be paid by them, except with respect to Taxes contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. There are no examinations or audits of any income or other material Tax Returns of the Company or any of its Subsidiaries presently pending or threatened in writing by any applicable federal, state, local or foreign governmental agency. The Company is classified as corporation for U.S. federal income tax purposes.

Section 3.10      Brokers and Other Advisors. Except as otherwise disclosed to the Investor in writing prior to the execution hereof, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 3.11      Sale of Securities. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 4.06, the offer, sale and issuance of the Acquired Shares at the Closing pursuant to this Agreement is and will be exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations promulgated thereunder. Without limiting the foregoing, neither the Company nor any other Person authorized by the Company to act on its behalf (excluding any financial advisor, as to whom the Company makes no representations about) has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Common Shares, and neither the Company nor any Person acting on its behalf (excluding any financial advisor, as to whom the Company makes no representations about) has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering, sale or issuance of Common Shares under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering, sale or issuance of Common Shares under this Agreement to be integrated with other offerings by the Company.

Section 3.12      Status of Securities. As of the Closing, all of the Acquired Shares will be, when issued, duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and non-assessable and issued in compliance with all applicable securities Laws and will not be subject to preemptive rights of any other shareholder of the Company, and will be free and clear of all Liens, except restrictions imposed by the Securities Act, this Agreement and any applicable securities Laws. As of the date hereof, all of the Acquired Shares have been duly reserved for issuance.

Section 3.13      Certain Material Indebtedness. Neither the Company nor any of its Subsidiaries is, as of the date of this Agreement, in default in the payment of any material indebtedness.

Section 3.14      Investment Company Status. The Company is not, and immediately after the sale of the Acquired Shares hereunder will not be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

Section 3.15      Listing and Maintenance Requirements. Except in the case of the Acquired Shares, which are not registered on the date hereof, the Common Shares are registered pursuant to Section 12(b) of the Exchange Act and listed on the NASDAQ, and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the NASDAQ, nor has the Company received any notification that the SEC or the NASDAQ is contemplating terminating such registration or listing. The Company is in compliance in all material respects with the listing and listing maintenance requirements of the NASDAQ for the continued trading of its Common Shares on the NASDAQ.

Section 3.16      IP; Security. The Company and its Subsidiaries: (i) exclusively own their proprietary Intellectual Property, free and clear of all Liens, or otherwise have the right to use all Intellectual Property and IT Assets used in or necessary for the conduct of the business of the Company and its Subsidiaries; (ii) to the Company’s Knowledge, do not infringe the Intellectual Property of any Person; and (iii) take commercially reasonable actions consistent with industry practice to protect the integrity, continuous operation, redundancy and security of the IT Assets used in their business (and all data, including personal data, processed thereby) in each case, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 3.17      Data Security. Since January 1, 2023, there have been no violations, breaches, outages, corruptions or unauthorized uses of, or unauthorized access to the Company’s IT Assets, except for instances that were resolved without material monetary cost or liability.

Section 3.18      No Other Representations or Warranties. Except for the representations and warranties contained in Article IV, neither the Investor nor any other person acting on its behalf has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to this Agreement or the transactions contemplated hereby and the Company disclaims any reliance on any representation or warranty of the Investor or any Affiliate, Representative, advisor or agent of the Investor except for the representations and warranties expressly set forth in Article IV.

Article IV

Representations and Warranties of the Investor

The Investor represents and warrants to the Company, as of the date of this Agreement and as of the Closing Date:

Section 4.01      Organization; Standing. The Investor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and the Investor has all requisite power and authority necessary to carry on its business as it is now being conducted, except (other than with respect to the Investor’s due organization and valid existence) as would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect. The Investor is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.02      Authority; Noncontravention. The Investor has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the Transactions have been duly authorized and approved by all necessary action on the part of the Investor, and no further action, approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is necessary to authorize the execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the Transactions. This Agreement has been and when required hereunder, the other Transaction Documents will be, duly executed and delivered by the Investor and, assuming due authorization, execution and delivery hereof or thereof, as applicable, by the Company and the other parties hereto or thereto, constitutes (or in the case of the other Transaction Documents, will constitute) a legal, valid and binding obligation of the Investor, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions. Neither the execution and delivery of this Agreement or the other Transaction Documents by the Investor, nor the consummation of the Transactions by the Investor, nor performance or compliance by the Investor with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the certificate or articles of incorporation, bylaws or other comparable charter or organizational documents of the Investor or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.03 are obtained prior to the Closing Date and the filings referred to in Section 4.03 are made and any waiting periods with respect to such filings have terminated or expired prior to the Closing Date, (x) violate any Law or Judgment applicable to the Investor or any of its Subsidiaries or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any Contract to which the Investor or any of its Subsidiaries is a party or accelerate the Investor’s or any of its Subsidiaries’, if applicable, obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.03      Governmental Approvals. Except for filings required by Section 13 of the Exchange Act and the approval of the BMA, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement and the other Transaction Documents by the Investor, the performance by the Investor of its obligations hereunder and thereunder and the consummation by the Investor of the Transactions, other than such other consents, approvals, filings, licenses, permits, authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.04      Financing. At the Closing, the Investor will have available funds necessary to consummate the purchase of the Acquired Shares and pay the Purchase Price on the terms and conditions contemplated by this Agreement. The Investor is not aware of any reason why funds sufficient to pay the Purchase Price will not be available to it on the Closing Date. The Investor acknowledges that the Transactions are not subject to any financing condition.

Section 4.05      Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Investor or any of its Affiliates.

Section 4.06      Purchase for Investment. The Investor acknowledges that the Acquired Shares have not been registered under the Securities Act or under any state or other applicable securities Laws. The Investor (a) is acquiring the Acquired Shares pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the Acquired Shares to any Person, (b) will not sell, transfer or otherwise dispose of any Acquired Shares, except in compliance with this Agreement, the Company Charter Documents and the registration requirements or exemption provisions of the Securities Act, any other applicable securities Laws and the rules and regulations promulgated thereunder, (c) is a sophisticated institutional investor with extensive knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Acquired Shares and of making an informed investment decision, (d) is an “accredited investor” (as that term is defined by Rule 501 of Regulation D under the Securities Act), and (e) (i) has been furnished with or has had access to, and had an adequate opportunity to review, all financial and other information that it considers necessary or appropriate to make an informed investment decision with respect to the Acquired Shares, (ii) has had an opportunity to ask questions and received answers to, or otherwise discussed with the Company and its Representatives, the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access, in each case as it deemed necessary to make in investment in the Acquired Shares, (iii) made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Acquired Shares, and (iv) can bear the economic risk of (x) an investment in the Acquired Shares indefinitely and (y) a total loss in respect of such investment. The Investor’s purchase of the Acquired Shares is not the result of any general solicitation or any general advertising within the meaning of Rule 502(c) of the Securities Act.

Section 4.07      Non-Reliance on Company Estimates, Projections, Forecasts, Forward- Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by the Investor and its Representatives, the Investor and its Representatives have received and may continue to receive from the Company and its Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information containing such information, regarding the Company and its Subsidiaries and their businesses and operations. The Investor hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which the Investor is familiar, that the Investor is making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to the Investor (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that except for the representations and warranties made by the Company in Article III of this Agreement delivered in connection with this Agreement, the Investor will have no claim against the Company and its Subsidiaries, or any of their respective Representatives with respect thereto.

Section 4.08      Material Nonpublic Information. Without limiting the effect of the Company’s representations and warranties in Article III, the Investor acknowledges and understands that the Company and its Affiliates possess material nonpublic information regarding the Company not known to the Investor that may impact the value of the Common Shares (the “Information"), and that the Company is not disclosing the Information to the Investor. The Investor understands, based on its experience, the disadvantage to which the Investor is subject due to the disparity of information between the Company and the Investor. Notwithstanding such disparity, the Investor has deemed it appropriate to enter into this Agreement and to consummate the Purchase and the Investor agrees that none of the Company, its Affiliates, Representatives, advisors and agents shall have any liability to the Investor, its Affiliates, Representatives, advisors and agents whatsoever due to or in connection with the Company’s use or non-disclosure of the Information or otherwise as a result of the Purchase, and the Investor hereby irrevocably waives any claim that it might have based on the failure of the Company to disclose the Information, other than any liability or claim based on a breach of the express terms of this Agreement or fraud under applicable Law.

Section 4.09      No Other Company Representations or Warranties. Except for the representations and warranties contained in Article III, neither the Company nor any other person acting on its behalf has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to this Agreement or the transactions contemplated hereby and the Investor disclaims any reliance on any representation or warranty of the Company or any Affiliate, Representative, advisor or agent of the Company except for the representations and warranties expressly set forth in Article III.

Article V

Additional Agreements

Section 5.01      Public Disclosure. The Investor Parties and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transaction Documents or the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, Judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system. The Investor and the Company agree that the initial disclosure regarding the Transactions by each party following execution of this Agreement (such disclosures, the “Announcement”) shall be subject to review and reasonable agreement by the other party. Notwithstanding the foregoing, this Section 5.01 shall not apply to any press release or other public statement made by the Company or the Investor Parties (a) which is consistent with the Announcement and does not contain any information relating to the Transactions that has not been previously announced or made public in accordance with the terms of this Agreement or (b) is made in the ordinary course of business and does not relate specifically to the signing of the Transaction Documents or the Transactions. The Investor Parties shall, and shall cause their respective Affiliates to, consult with the Company before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transaction Documents or the Transactions, and shall not, and shall cause their respective Affiliates not to, issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, Judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system.

Section 5.02      Confidentiality. Each of the Investor Parties will, and will cause its Affiliates and Representatives to, keep confidential any information (including oral, written and electronic information) concerning the Company, its Subsidiaries or its Affiliates that may be furnished to the Investor, its Affiliates or its or their respective Representatives by or on behalf of the Company, its Subsidiaries, its Affiliates or any of their respective Representatives pursuant to this Agreement (“Confidential Information”), and to use the Confidential Information solely for the purposes of monitoring, administering or managing the Investor Parties’ investment in the Company made pursuant to this Agreement; provided that, for purposes hereof, “Confidential Information” shall include any notes, analyses, compilations, studies or other materials or documents prepared by the Investor Parties or their Affiliates or Representatives which contain, reflect, or are based on, in whole or in part, the Confidential Information; provided, further, that Confidential Information will not include information that (a) was or becomes available to the public other than as a result of a breach of any confidentiality obligation in this Agreement by such Investor Party or its Affiliates or their respective Representatives, (b) was or becomes available to such Investor Party or its Affiliates or their respective Representatives from a source other than the Company or its Representatives; provided that such source is reasonably believed by such Investor Party or its Affiliates not to be subject to an obligation of confidentiality (whether by agreement or otherwise), (c) at the time of disclosure is already in the possession of such Investor Party or its Affiliates or their respective Representatives on a non-confidential basis, or (d) was independently developed by such Investor Party or its Affiliates or their respective Representatives without reference to, incorporation of, or other use of any Confidential Information. The Confidential Information may be disclosed (i) to each Investor Party’s Affiliates, and their direct and indirect equityholders, limited partners or members and its and their respective Representatives on a need-to-know basis (provided that such Investor Party’s Affiliates and respective Representatives agree to maintain the confidentiality of such Confidential Information and such Investor Party will be responsible for any breach by its Affiliates and respective Representatives of their obligations to keep such Confidential Information confidential in accordance with the provisions hereof unless such Affiliate or Representative has entered into a confidentiality agreement enforceable by the Company (and in this regard, the parties acknowledge that the Confidentiality and Non-Disclosure Agreement, dated as of March 13, 2024, and amended as of (x) June 24, 2024 and (y) September 23, 2024, by and between the Company and Enstar Group Limited (the “Confidentiality Agreement”) remains in full force and effect in accordance with its terms)), and (ii) in the event that an Investor Party, any of its Affiliates or any of their respective Representatives are requested or required by applicable Law, regulation, Judgment, stock exchange rule or other applicable judicial or governmental process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, in each of which instances such Investor Party, their Affiliates and their respective Representatives, as the case may be, shall, to the extent legally permitted, provide notice to the Company sufficiently in advance of any such disclosure so that the Company will have a reasonable opportunity to timely seek to limit, condition or quash such disclosure at the Company’s sole cost and expense and shall furnish only that portion of Confidential Information that is required by applicable Law, regulation, Judgment, stock exchange rule or other applicable judicial or governmental process to be disclosed. Each Investor Party hereby agrees that neither it nor its Affiliates or Representatives who receive any of the Confidential Information will trade in the securities of the Company until such time as it or they may do so under applicable securities Laws.

Section 5.03      Transfer Restrictions.

(a)            Except as otherwise permitted in this Agreement, including Section 5.03(b), until the expiration of the Lock-Up Period, each Investor Party agrees with the Company, severally and not jointly, that such Investor Party will not Transfer any Common Shares.

(b)            Notwithstanding Section 5.03(a), each Investor Party shall be permitted to Transfer any portion or all of their Common Shares at any time under the following circumstances:

(i)            Transfers to any Permitted Transferees (but only if the transferee executes and delivers to the Company a Joinder in the form set forth in Exhibit B (or as may otherwise be agreed by the Company) agreeing to be bound by the terms of this Agreement) and if the transferee and the transferor agree for the express benefit of the Company that the transferee shall Transfer the Common Shares so Transferred back to the transferor if such transferee ceases to be a Permitted Transferee of the transferor during the Lock-Up Period;

(ii)            Transfers pursuant to a merger, amalgamation, scheme of arrangement, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or any change of control transaction involving the Company or any Subsidiary that, in each case, is approved by the Board;

(iii)            Transfers to the Company or any of its Subsidiaries, approved in writing by the Board; and

(iv)            Transfers after commencement by the Company of bankruptcy, insolvency or other similar proceedings.

(c)            Any attempted Transfer in violation of this Section 5.03 shall be null and void ab initio.

Section 5.04      Legend; Lost, Stolen, Destroyed or Mutilated Securities.

(a)            All certificates or book entries representing the Acquired Shares will bear or be coded with a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR BOOK ENTRY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR BOOK ENTRY ARE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN A SUBSCRIPTION AGREEMENT, DATED AS OF NOVEMBER 11, 2024, COPIES OF WHICH ARE ON FILE WITH THE ISSUER.

(b)            (i) Upon request of any Investor Party, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities Laws, the Company shall promptly cause the first paragraph of the legend to be removed from any certificate for Common Shares to be Transferred in accordance with the terms of this Agreement and (ii) the second paragraph of the legend shall be removed upon the expiration of such transfer restrictions set forth in this Agreement (and, for the avoidance of doubt, immediately prior to any termination of this Agreement).

(c)            Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for any security of the Company and, in the case of loss, theft or destruction, upon delivery of an undertaking by the holder thereof to indemnify the Company (and, if requested by the Company, the delivery of an indemnity bond sufficient in the judgment of the Company to protect the Company from any loss it may suffer if a certificate is replaced), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate or, at the Company’s option, a share ownership statement representing such securities for an equivalent number of shares or another security of like tenor, as the case may be.

Section 5.05      Tax Withholding. The Company and its paying agent shall be entitled to deduct and withhold Taxes on all payments on the Acquired Shares to the extent required by the Code, Treasury Regulations or other applicable Law. Promptly following the date of this Agreement or, in the case of a Permitted Transferee, the date such Permitted Transferee first acquires any Common Shares, each Investor Party shall deliver to the Company or its paying agent a duly executed, accurate and properly completed Internal Revenue Service (“IRS”) Form W-9 or an appropriate IRS Form W-8, as applicable. If the information on any such form provided by such Investor Party changes, or upon the Company’s reasonable request, such Investor Party shall provide the Company with an updated version of such form.

Section 5.06      Use of Proceeds. The Company shall use the proceeds from the issuance and sale of the Acquired Shares for general corporate purposes.

Section 5.07      Post-Closing Regulatory Matters. From and after the Closing, for so long as any Investor Party owns any equity interests in the Company, without the prior written consent of the Investor Parties, the Company shall not redeem, repurchase or recapitalize any Common Shares that would result in the Investor Parties’ aggregate ownership of Common Shares increasing above 9.9% of the outstanding Common Shares (excluding any such shares that are disregarded under applicable Law for purposes of determining “control” of the Company or its applicable Subsidiaries), unless the Company has given each Investor Party the right to participate in such redemption, repurchase or recapitalization to the extent of such Investor Party’s pro rata portion of the Common Shares to be redeemed, repurchased or recapitalized on the same terms, including price, as are offered to other participants of such redemption, repurchase or recapitalization.

Section 5.08      Quarterly Access Rights. Prior to an Investor Rights Termination Event, upon reasonable request of the Investor Parties, but not more than once per calendar quarter, the Company shall cause the Chief Executive Officer and Chief Financial Officer of the Company to meet with the Investor Parties during business hours and for a reasonable period of time to discuss in good faith the affairs of the Company. Nothing herein shall require the Company or the Chief Executive Officer or the Chief Financial Officer to discuss or disclose any particular information to the Investor Parties or their respective Representatives if such discussion or disclosure would (w) jeopardize any attorney-client privilege, the work product immunity or any other legal privilege or similar doctrine or contravene any applicable Law or any contract (including any confidentiality agreement to which the Company or any of its Affiliates is a party), (x) violate any applicable Law or contractual obligations owed to a third party, (y) result in disclosure of trade secrets, highly confidential information, competitively sensitive information or a conflict of interest or (z) result in disclosure of Tax records or any personnel or related records.

Section 5.09      Schedule 13D. In the event that the Investor Parties shall be required to file a Schedule 13D (or Schedule 13D amendment) with the SEC pursuant to the Exchange Act in respect of the Closing, the Investor Parties shall, in advance of filing the Schedule 13D or Schedule 13D amendment with the SEC, provide the Company and its counsel with a reasonable opportunity to review and comment on the “Item 4” disclosure contained in the Schedule 13D or Schedule 13D amendment, which comments shall be considered in good faith by the Investor Parties.

Section 5.10      Tax Matters.

(a)            The Company shall take such actions as may be reasonably required to ensure that at all times the Company is classified as a corporation for U.S. federal income tax purposes.

(b)            The Company shall promptly provide, from time to time, such additional information regarding the Company or any of its Subsidiaries as each Investor Party may reasonably request, including any information or reports (i) required by reason of reporting or regulatory requirements to which any Investor Party is subject, or (ii) that it is obligated to make available regarding taxation matters.

(c)            The Company shall promptly furnish, either directly or through its transfer agent, to each Investor Party such information as is reasonably requested to enable such Investor Party to comply with any applicable tax reporting requirements with respect to the acquisition, ownership, or disposition of, and income attributable to, any Acquired Shares held by such Investor Party, including such information as may be reasonably requested by such Investor Party to complete U.S. federal, state or local or non-U.S. income tax returns.

(d)            Without limiting the foregoing, the Company shall (i) promptly notify each Investor Party in writing (but no later than 90 days after the close of the applicable tax year) if the Company determines, including as part of its periodic review procedures (which shall be undertaken at least annually as soon as reasonably practicable following the close of each taxable year), that it or any of its Subsidiaries is a passive foreign investment company (a “PFIC”) or a “controlled foreign corporation” (a “CFC”) in respect of such taxable year for purposes of the Code and (ii) provide each Investor Party with information reasonably necessary or requested by such Investor Party to permit such Investor Party, or any of such Investor Party’s direct or indirect beneficial owners, to satisfy their U.S. federal income tax return filing and tax payment requirements arising from any direct or indirect investment in a CFC or PFIC, including, if the Company or any of its Subsidiaries is determined to be a PFIC, any information reasonably necessary to timely make or maintain any election under the Code related to PFIC status, including a “qualified electing fund” election.

Article VI

Conditions to Closing

Section 6.01      Conditions to the Obligations of the Company and the Investor. The respective obligations of each of the Company and the Investor to effect the Closing shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)            no temporary or permanent Judgment shall have been enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority nor shall any proceeding brought by a Governmental Authority seeking any of the foregoing be pending, or any applicable Law shall be in effect, in each case, enjoining or otherwise prohibiting consummation of the Transactions (collectively, “Restraints”); and

(b)            (i) the satisfaction (or waiver, if permissible under applicable Law) of all closing conditions set forth in Article 10 of the Adverse Development Agreement and (ii) the subsequent effectiveness of the Adverse Development Agreement pursuant to its terms.

Section 6.02      Conditions to the Obligations of the Company. The obligations of the Company to effect the Closing shall be further subject to the satisfaction (or waiver by the Company in its sole discretion, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)            the representations and warranties of the Investor (i) set forth in Sections 4.01, the first three sentences of Section 4.02, the first sentence of Section 4.04 and in Section 4.06 shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Investor Material Adverse Effect” and words of similar import set forth therein) in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (ii) set forth in this Agreement, other than in Sections 4.01, the first three sentences of Section 4.02, the first sentence of Section 4.04 and in Section 4.06, shall be true and correct in all respects (disregarding all qualifications or limitations as to “materiality”, “Investor Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (ii), where the failure to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, an Investor Material Adverse Effect;

(b)            the Investor shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing; and

(c)            the Company shall have received a certificate, signed on behalf of the Investor by a duly authorized officer thereof, certifying that, with respect to the Investor, the conditions set forth in Section 6.02(a) and Section 6.02(b) have been satisfied.

Section 6.03      Conditions to the Obligations of the Investor. The obligations of the Investor to effect the Closing shall be further subject to the satisfaction (or waiver by the Investor in its sole discretion, if permissible under applicable Law) on or prior to the Closing Date of all of the conditions set forth below:

(a)            the representations and warranties of the Company (i) set forth in Sections 3.01, 3.02, 3.03(a) shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (ii) set forth in Section 3.06(b) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date and (iii) set forth in this Agreement, other than in Sections 3.01, 3.02, 3.03(a) and 3.06(b), shall be true and correct in all respects (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iii), where the failure to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)            the Company shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing; and

(c)            the Investor shall have received a certificate, signed on behalf of the Company by a duly authorized officer thereof, certifying that the conditions set forth in Section 6.03(a) and 6.03(b) have been satisfied.

Article VII

Termination; Survival

Section 7.01      Termination. Prior to the Closing, this Agreement may be terminated and the Transactions abandoned at any time:

(a)            by the mutual written consent of the Company and the Investor;

(b)            by either the Company or the Investor upon written notice to the other, if the Closing has not occurred within ninety (90) days of the date hereof (the “Agreement Termination Date”); provided that, if the sole reason the Closing has not occurred by the Agreement Termination Date is that one or more approvals from a Governmental Authority required pursuant to Section 4.03 has not been obtained on or prior to such date, such date shall be extended for an additional sixty (60) days (such extended date to be the “Agreement Termination Date” for all purposes under this Agreement); provided, further, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party if any breach by such party of its representations and warranties set forth in this Agreement or the failure of such party to perform any of its obligations under this Agreement has been a principal cause of or primarily resulted in the events specified in this Section 7.01(b);

(c)            by either the Company or the Investor if any Restraint enjoining or otherwise prohibiting consummation of the Transactions shall be in effect and shall have become final and non-appealable prior to the Closing Date;

(d)            by the Investor if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (ii) is incapable of being cured prior to the Agreement Termination Date, or if capable of being cured, shall not have been cured within sixty (60) calendar days (but in no event later than the Agreement Termination Date) following receipt by the Company of written notice of such breach or failure to perform from the Investor stating the Investor’s intention to terminate this Agreement pursuant to this Section 7.01(d) and the basis for such termination; provided that the Investor shall not have the right to terminate this Agreement pursuant to this Section 7.01(d) if the Investor is then in material breach of any of its representations, warranties, covenants or agreements hereunder which breach would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b); and

(e)            by the Company if the Investor shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (ii) is incapable of being cured prior to the Agreement Termination Date, or if capable of being cured, shall not have been cured within sixty (60) calendar days (but in no event later than the Agreement Termination Date) following receipt by the Investor of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.01(e) and the basis for such termination; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(e) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder which breach would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b).

Section 7.02      Effect of Termination. Upon termination of this Agreement as provided in Section 7.01, this Agreement shall forthwith become null and void (other than Section 5.02 and this Section 7.02 and Article VIII, all of which shall survive termination of this Agreement and the Confidentiality Agreement (which shall survive in accordance with its terms). No such termination shall relieve any party hereto from liability for damages to another party resulting prior to the date of termination.

Section 7.03      Survival. The covenants or other agreements of the parties contained in Article V (excluding Section 5.06), Article VII and Article VIII shall survive the Closing until fully performed or fulfilled. The representations and warranties made herein shall survive for one (1) year following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration by a Person entitled to make such claim pursuant to the terms and conditions of this Agreement. For the avoidance of doubt, claims may be made with respect to the breach of any representation, warranty or covenant until the applicable survival period therefor as described above expires.

Article VIII

Miscellaneous

Section 8.01      Amendments; Waivers. Subject to compliance with applicable Law, this Agreement may be amended or supplemented in any and all respects only by written agreement of (i) the Company, and (ii) the Investor Parties holding a majority of the Acquired Shares on such date.

Section 8.02      Extension of Time, Waiver, Etc. The Company and each of the Investor Parties may, subject to applicable Law and pursuant to a written instrument delivered by such party, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party contained herein or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party. Notwithstanding the foregoing, no failure or delay by the Company or any Investor Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.03      Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of each of the other parties hereto; provided, however, that (a) without the prior written consent of the Company, any Investor Party may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more Permitted Transferees, and (b) in the event of such assignment, the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned (including, in the case of the Permitted Transferees, by executing and delivering to the Company a joinder in the form attached hereto as Exhibit B (such applicable joinder, a “Joinder”); provided that no party hereto shall assign any of its obligations hereunder with the primary intent of avoiding, circumventing or eliminating such party’s obligations hereunder. Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. For the avoidance of doubt, no Third Party to whom any Common Shares are Transferred shall have any rights or obligations under this Agreement.

Section 8.04      Counterparts; Electronic Signature. This Agreement may be executed and delivered in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile, by any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act, or other Requirements of Law, e.g., www.docusign.com or by .pdf signature by any party and such signature shall be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.

Section 8.05      Entire Agreement; No Third Party Beneficiaries; No Recourse. This Agreement, together with the Company Disclosure Letter, the Confidentiality Agreement and the Registration Rights Agreement, constitute the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

Section 8.06      Governing Law; Jurisdiction.

(a)            This Agreement and all matters, claims or Actions (whether at law, in equity, in Contract, in tort or otherwise) based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (collectively, the “Relevant Matters”), shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

(b)            All Actions arising out of or relating to any Relevant Matter shall be heard and determined in any state or federal court located in the Borough of Manhattan, The City of New York, New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 8.06 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this Section 8.06(b) and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8.09 of this Agreement. The parties hereby waive any right to stay or dismiss any action or proceeding in connection with any Relevant Matter brought before the foregoing courts on the basis of (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason or that it or any of its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any Party hereto is entitled pursuant to any final judgment of any court having jurisdiction. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

Section 8.07      Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to cause the Closing to occur. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.06 without proof of damages or otherwise (in each case, subject to the terms and conditions of this Section 8.07), this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transactions and without that right, neither the Company nor the Investor would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at Law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.07 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 8.08      Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE IN CONNECTION WITH ANY RELEVANT MATTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY RELEVANT MATTER. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.08.

Section 8.09      Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a)            If to the Company, at:

James River Group Holdings, Ltd. Clarendon House

2 Church Street

Hamilton

Pembroke HM 11

Bermuda

Email: [REDACTED]

with a copy (which shall not constitute notice) to:

c/o James River Group, Inc.

1414 Raleigh Road, Suite 405

Chapel Hill, NC 27517

Attn: Jeanette Miller

Email: [REDACTED]

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
66 Hudson Boulevard
New York, NY 10001
Attn:	Alexander R. Cochran
Paulina Stanfel
Email:	[REDACTED]
[REDACTED]

(b)            If to the Investor, at:

Cavello Bay Reinsurance Limited

A.S. Cooper Building, 4th Floor

26 Reid Street

Hamilton HM 11

Bermuda

Attn: Robert Morgan

Email: [REDACTED]

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

1735 Market Street, Suite 2300

Philadelphia, PA 19103-6996

Attn: Robert C. Juelke

Email: [REDACTED]

(c)            If to another Investor Party, to the address(es) and e-mail(s) set forth in such Investor Party’s Joinder;

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 8.10      Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

Section 8.11      Expenses. Each of the parties will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.

Section 8.12      Interpretation. When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless the context requires otherwise. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “made available to the Investor” and words of similar import refer to documents delivered in Person or electronically to the Investor or its Representatives in each case no later than one (1) Business Day prior to the date of this Agreement. All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and unless, otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

JAMES RIVER GROUP HOLDINGS, LTD.

By:	/s/ Frank N. D’Orazio
Name:	Frank N. D’Orazio
Title:	Chief Executive Officer

[Signature Page to Subscription Agreement]

CAVELLO BAY REINSURANCE LIMITED

By:	/s/ Robert Morgan
Name:	Robert Morgan
Title:	Chief Executive Officer

[Signature Page to Subscription Agreement]

EXHIBIT A

Form of Registration Rights Agreement

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

by and among

JAMES RIVER GROUP HOLDINGS, LTD.

and

CAVELLO BAY REINSURANCE LIMITED

Dated as of [●], 20[●]

TABLE OF CONTENTS

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [●], 20[●], by and among James River Group Holdings, Ltd., a Bermuda exempted company (the “Company”), and Cavello Bay Reinsurance Limited, a Bermuda exempted company (the “Investor”). Capitalized terms that are used but not defined elsewhere herein are defined in Exhibit A.

WHEREAS, the Company and the Investor are parties to the Subscription Agreement, dated as of November 11, 2024 (as amended from time to time, the “Subscription Agreement”), pursuant to which the Company is selling to the Investor, and the Investor is purchasing from the Company, 1,953,125 Common Shares; and

WHEREAS, as a condition to the obligations of the Company and the Investor under the Subscription Agreement, the Company and the Investor are entering into this Agreement for the purpose of granting certain registration and other rights to the Investor.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article I

Resale Shelf Registration

Section 1.1         Resale Shelf Registration Statement. No later than the expiration of the Lock-Up Period, the Company shall, at its cost, file with the SEC a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Investor) (the “Resale Shelf Registration Statement”) and the Company shall use its commercially reasonable efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC no later than the expiration of the Lock-Up Period (it being agreed that the Resale Shelf Registration Statement may be an Automatic Shelf Registration Statement as such term is defined in Rule 405 that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company).

Section 1.2         Effectiveness Period; Certain Representations.

(a)            Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its commercially reasonable efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable by the Holders for sales and distributions of the Registrable Securities until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

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(b)            Notwithstanding any other provisions hereof, the Company shall use its commercially reasonable efforts to provide that (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In order to assist the Company in complying with its obligations in Sections 1.2(b), the Holders shall comply with their obligations set forth in Section 2.4.

Section 1.3        Subsequent Shelf Registration Statement. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (a) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement may be an Automatic Shelf Registration Statement as such term is defined in Rule 405 that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company) and (b) keep such Subsequent Shelf Registration Statement continuously effective and usable by the Holders for sales and distributions of Registrable Securities until the end of the Effectiveness Period. Any such Subsequent Shelf Registration Statement shall be a registration statement on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Holders.

Section 1.4         Supplements and Amendments. The Company shall supplement and amend any Shelf Registration Statement if required by the Securities Act, or to the extent the Company does not reasonably object, as reasonably requested in writing by the Holders with respect to information relating to the applicable Holder, and to furnish to the Holders that are covered under such Shelf Registration Statement copies of any such supplement or amendment promptly after its being used or filed with the SEC in such amounts as they may reasonably request.

Section 1.5         Subsequent Holder Notice. If a Person entitled to the benefits of this Agreement becomes a Holder of Registrable Securities after a Shelf Registration Statement becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration Statement:

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(a)            if required and permitted by applicable law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration Statement so that such Holder is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any 180-day period;

(b)            if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration Statement that is not automatically effective, use its commercially reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable; and

(c)            notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a).

Section 1.6         [Reserved].

Section 1.7         Take-Down Notice. Subject to the other applicable provisions of this Agreement and any restrictions on transfer in the Company Charter Documents and the Subscription Agreement, at any time that any Shelf Registration Statement is effective, if a Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect a sale or distribution (a “Shelf Offering”) of all or part of its Registrable Securities included by it on any Shelf Registration Statement, which shall not be an underwritten public offering or a Block Trade, and stating the number of Registrable Securities to be included in such Shelf Offering, then, subject to the other applicable provisions of this Agreement, the Company shall promptly amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.

Section 1.8         Piggyback Registration.

(a)            If at any time, the Company proposes to file a registration statement under the Securities Act with respect to an offering following the expiration of the Lock-Up Period, or the Company proposes a shelf take-down of Common Shares or securities convertible into, or exchangeable or exercisable for, Common Shares, whether or not for sale for its own account following the expiration of the Lock-Up Period (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed to effectuate an exchange offer or any merger or acquisition, amalgamation, scheme of arrangement, employee benefit, equity compensation, incentive or dividend reinvestment plan or a Block Trade), then the Company shall give written notice of such filing or offering, which notice shall be given, to the extent reasonably practicable, no later than five (5) Business Days prior to the filing or launch date (the “Piggyback Notice”) to each of the Holders of Registrable Securities (except in the case of an offering that is an “overnight offering”, in which case such notice must be given no later than three (3) Business Days prior to the filing or launch date). The Piggyback Notice shall offer such Holders the opportunity to include (or cause to be included) in such registration statement or offering the number of Registrable Securities as each such Holder may request (each, a “Piggyback Registration Statement”). Subject to Section 1.8(b), the Company shall include in each Piggyback Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each a “Piggyback Request”) promptly following delivery of the Piggyback Notice but in any event no later than two (2) Business Days prior to the filing date of a Piggyback Registration Statement. Notwithstanding the foregoing, if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Piggyback Registration Statement, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder that requested to participate in an offering initiated by the Company, and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration.

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(b)            If any of the securities to be registered pursuant to the registration giving rise to the rights under this Section 1.8 are to be sold in an underwritten offering, the Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters selected by the Company of a proposed underwritten offering to permit Holders of Registrable Securities who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each Holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares, if any, of the Company included in the offering, and any Holders exercising piggyback rights will enter into an underwriting agreement with the managing underwriters and the Company setting forth such terms. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering advise the Company in writing that in its or their good faith opinion the number of securities exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities proposed to be sold by the Company for its own account; (ii) second, the Registrable Securities of the GP Holders that have requested to participate in such underwritten offering, allocated pro rata among such GP Holders on the basis of the percentage of the Registrable Securities then-owned by such GP Holders; (iii) third, the Registrable Securities of the Holders that have requested to participate in such underwritten offering, pro rata among such Holders on the basis of the percentage of the Registrable Securities then-owned by such Holders; (iv) fourth, any other securities of the Company that have been requested to be included in such offering.

Section 1.9         “Market Stand-off” Agreement. The Holders shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Shares (or other securities of the Company) held by the Holders (other than the Common Shares included in the registration) for a period specified by the representatives of the managing underwriter or underwriters of Common Shares (or other securities of the Company convertible into Common Shares) not to exceed five (5) days prior and ninety (90) days following any registered public sale of securities by the Company in which such Holder participates in accordance with this Article II, except (i) in the case of a private sale or distribution, with the transferee agreeing in writing to be subject to the restrictions on transfer contained in this Section 1.9, and (ii) as expressly permitted by such lock-up agreement or in the event the managing underwriter or underwriters otherwise agree by written consent. Each Holder shall also execute and deliver any “lock-up” agreement reasonably requested by the managing underwriter or underwriters of the Company in connection with an offering.

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Article II

Additional Provisions Regarding Registration Rights

Section 2.1         Registration Procedures. Subject to the other applicable provisions of this Agreement, in the case of each registration of Registrable Securities effected by the Company pursuant to Article I, the Company shall:

(a)            prepare and promptly file with the SEC a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby, in accordance with the applicable provisions of this Agreement;

(b)            prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with a Holder’s intended method of distribution set forth in such registration statement for such period;

(c)            furnish to legal counsel for each Holder participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) proposed to be filed and provide such legal counsel a reasonable opportunity to review and comment on such registration statement;

(d)            if requested by the managing underwriter or underwriters, if any, or the Holders, promptly include in any prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, or the Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 2.1(d) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(e)            in the event that the Registrable Securities are being offered in an underwritten public offering, furnish to the Holders participating in the offering and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as the participating Holders or such underwriters may reasonably request in order to facilitate the public offering or other disposition of such securities;

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(f)            as promptly as is reasonably practicable notify the Holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act or of the Company’s discovery of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 2.2, at the request of a Holder, prepare as promptly as is reasonably practicable and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(g)            register and qualify (or exempt from registration) such other securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested in writing by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdictions where it would not otherwise be required to qualify but for this subsection or (ii) take any action that would subject it to general service of process in any such jurisdictions;

(h)            in the event that the Registrable Securities are being offered in an underwritten public offering, enter into an underwriting agreement on customary terms (including with respect to the indemnification of such underwriters) and in accordance with the applicable provisions of this Agreement;

(i)            use commercially reasonable efforts to furnish (i) on the dates that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (A) an opinion, dated as of such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, (B) a “negative assurance letter”, dated as of such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and (ii) on the date of the underwriting agreement and on the date(s) that such Registrable Securities are delivered for sale, a letter dated such date from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(j)            list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Shares are then listed;

(k)            provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration statement;

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(l)            in connection with a customary due diligence review, make available for inspection by the Holders, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Holders or underwriter (collectively, the “Offering Persons”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such registration statement (“Requested Information”), provided, however, that any Requested Information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons unless (i) disclosure of the Requested Information is required by court or administrative order or in connection with an audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor, (ii) disclosure of such information is required by law or applicable legal process (including in connection with the offer and sale of securities pursuant to the rules and regulations of the SEC) in the opinion of counsel for the Offering Persons, (iii) disclosure of the Requested Information is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, (iv) the Requested Information is or becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement or (v) the Requested Information (A) was known to such Offering Persons or their representatives (prior to its disclosure by the Company) from a source other than the Company when such source was not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, (B) becomes available to the Offering Persons from a source other than the Company when such source is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information or (C) was developed independently by the Offering Persons or their respective representatives without the use of, or reliance on, information provided by the Company. In the case of a proposed disclosure pursuant to clauses (i), (ii) or (iii) above, if permitted by applicable law or any applicable order of a court of government body, such Person shall be required to give the Company prompt written notice of the proposed disclosure prior to such disclosure (except in the case of clause (i) above when a proposed disclosure is in connection with a routine audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor and except in the case of clause (ii) above when a proposed disclosure was or is to be made in connection with a registration statement or prospectus under this Agreement), to allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Requested Information deemed confidential;

(m)            cooperate with the Holders and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of commercially reasonable efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC; and

(n)            as promptly as is reasonably practicable notify the Holders (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose, or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.

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Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 2.1(f), 2.1(n)(ii) or 2.1(n)(iii), such Holder shall discontinue disposition of any Registrable Securities covered by such registration statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus, which supplement or amendment shall, subject to Section 2.2, be prepared and furnished as soon as reasonably practicable, or until such Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and have received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company in writing, such Holder shall use commercially reasonable efforts to return to the Company all copies then in their possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as is reasonably practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will promptly notify the Holders thereof. In the event the Company invokes an Interruption Period hereunder and in the reasonable discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall provide written notice, as soon as is reasonably practicable, to the Holders that such Interruption Period is no longer applicable.

Section 2.2         Suspension. (a) The Company shall be entitled, for a period of time not to exceed forty-five (45) calendar days in any three-month period, or an aggregate of ninety (90) calendar days in any twelve-month period, to (x) defer any registration of Registrable Securities and shall have the right not to file and not to cause the effectiveness of any registration statement covering any Registrable Securities, (y) suspend the use of any prospectus and registration statement covering any Registrable Securities, and (z) require the Holders of Registrable Securities to suspend any offerings or sales of Registrable Securities pursuant to a registration statement, if the Company delivers to the Holders a certificate signed by an executive officer certifying that such registration and offering would (i) require the Company to make an Adverse Disclosure or (ii) materially interfere with any bona fide material financing, acquisition, disposition or other similar material transaction involving the Company or any of its subsidiaries then under consideration, and specifying in reasonable detail the nature of the event giving rise to such suspension. Each Holder shall keep confidential any communications received by it from the Company regarding the suspension, except as required by applicable law.

Section 2.3         Expenses of Registration. All Registration Expenses incurred in connection with any registration shall be borne by the Company, provided that each Holder of Registrable Securities participating in an offering shall pay all applicable underwriting discounts and commissions, brokers’ commissions and stock transfer taxes, if any, on the Registrable Securities sold by such Holder and fees and expenses of Holder’s counsel.

Section 2.4         Information by Holders. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders and their Affiliates as the Company may reasonably request and as shall be required by applicable law in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:

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(a)            such Holder or Holders will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement and prospectus and, for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates as the Company may reasonably request and as shall be required by applicable law to enable the Company to prepare or amend such registration statement, any related prospectus and any other documents related to such offering covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;

(b)            during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Holder or Holders will, and they will cause their Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause their Affiliates to, among other things (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by them solely in the manner described in the applicable registration statement and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree; and

(c)            such Holder or Holders shall, and they shall cause their respective Affiliates to, (i) permit the Company and its representatives to examine such documents and records and will supply in a timely manner any information as they may be reasonably requested to provide in connection with the offering or other distribution of Registrable Securities by such Holder or Holders and (ii) execute, deliver and perform under any agreements and instruments reasonably requested by the Company or its representatives to effectuate such registered offering, including opinions of counsel and questionnaires.

Section 2.5         Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will:

(a)            make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement as is necessary to permit sales pursuant to Rule 144; and

(b)            so long as a Holder owns any Registrable Securities, furnish to the Holder upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

Section 2.6         In-Kind Distributions. If the Investor (and/or any of its Affiliates) seeks to effectuate an in-kind distribution of all or part of their Registrable Securities to their respective direct or indirect equityholders, the Company will work with the foregoing Persons to facilitate such in-kind distribution in the manner reasonably requested.

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Article III

Indemnification

Section 3.1         Indemnification by Company. To the fullest extent permitted by applicable law, the Company will, with respect to any Registrable Securities covered by a registration statement or prospectus (including a prospectus supplement), or as to which registration, qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless each Holder, each Holder’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act and such Holder’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), from and against any and all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several, (or actions in respect thereof) (collectively, “Losses”) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus (or prospectus supplement), preliminary prospectus (or prospectus supplement), offering circular, Issuer Free Writing Prospectus, “road show” presentation or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, the Company will reimburse each of the Company Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.1, settling any such Losses or action; provided that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such Losses or action to the extent that (a) it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder expressly for use in connection with such registration by any such Holder, or (b) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

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Section 3.2         Indemnification by Holders. To the fullest extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration or qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless, severally and not jointly with any other Holders of Registrable Securities, the Company, each of its current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, each underwriter, if any of the Company’s securities covered by such a registration, each Person controlling the Company or such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), from and against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, Issuer Free Writing Prospectus or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.2, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, Issuer Free Writing Prospectus or other document in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder; provided, however, that in no event shall any indemnity under this Section 3.2 payable by any Holder exceed an amount equal to the gross proceeds (net of any underwriting commissions and discounts, but before deducting other expenses) received by such Holder in respect of the Registrable Securities sold pursuant to the registration statement. The indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed).

Section 3.3         Notification. If any Person shall be entitled to indemnification under this Article III (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as is reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ one (1) separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Article III only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim.

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Section 3.4         Contribution. If the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Article III, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.4 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3.4. Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 3.4 will be limited to an amount equal to the gross proceeds (net of any underwriting commissions and discounts, but before deducting other expenses) received by such Holder in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution or indemnification from any Person who was not also guilty of such fraudulent misrepresentation.

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Article IV

Transfer and Termination of Registration Rights

Section 4.1         Transfer of Registration Rights. Any rights to cause the Company to register securities granted to a Holder under this Agreement may be transferred or assigned to a Permitted Transferee of the Investor in connection with a Transfer (as defined in the Subscription Agreement) of Registrable Securities to a Permitted Transferee; provided, however, that (i) prior written notice of such assignment of rights is given to the Company, and (ii) such transferee agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to the form of Permitted Transferee Joinder attached to the Subscription Agreement.

Section 4.2         Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Article I shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities. The registration rights set forth in this Agreement shall terminate on the date on which all Common Shares issued pursuant to the Subscription Agreement cease to be Registrable Securities.

Article V

Miscellaneous

Section 5.1         Amendments and Waivers. Subject to compliance with applicable law, this Agreement may be amended or supplemented in any and all respects by written agreement of the Company and the Holders of a majority of all Registrable Securities. Notwithstanding the foregoing, this Agreement may be amended by a written agreement between the Company and the Investor, without the consent of the Holders of the Registrable Securities, in order to cure any ambiguity or to correct or supplement any provision contained herein, provided that no such amendment shall adversely affect the interest of the Holders of Registrable Securities.

Section 5.2         Extension of Time, Waiver, Etc. The parties hereto may, subject to applicable law, (a) extend the time for the performance of any of the obligations or acts of the other party or (b) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 5.3         Assignment. Except as provided in Section 4.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto.

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Section 5.4         Counterparts; Electronic Signature. This Agreement may be executed and delivered in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile, by any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act, or other Requirements of Law, e.g., www.docusign.com or by .pdf signature by any party and such signature shall be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.

Section 5.5         Entire Agreement; No Third Party Beneficiary. This Agreement, and the other Transaction Documents, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof, except for contracts and agreements referred to herein. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

Section 5.6         Governing Law; Jurisdiction.

(a)            This Agreement and all matters, claims or Actions (whether at law, in equity, in Contract, in tort or otherwise) based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (collectively, the “Relevant Matters”), shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

(b)            All actions arising out of or relating to any Relevant Matter (“Actions”) shall be heard and determined in any state or federal court located in the Borough of Manhattan, The City of New York, New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 5.6 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this Section 5.6 and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 5.9 of this Agreement. The parties hereto hereby waive any right to stay or dismiss any action or proceeding in connection with any Relevant Matter brought before the foregoing courts on the basis of (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason or that it or any of its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

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Section 5.7         Specific Enforcement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to enforce specifically the terms and provisions hereof in the courts described in Section 5.6 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Company nor the Investor would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.7 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 5.8         Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE IN CONNECTION WITH ANY RELEVANT MATTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY RELEVANT MATTER. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.8.

Section 5.9         Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a)            If to the Company, at:

James River Group Holdings, Ltd. Clarendon House

2 Church Street

Hamilton

Pembroke HM 11 Bermuda

Email: [REDACTED]

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with a copy (which shall not constitute notice)

to:

c/o James River Group, Inc.

1414 Raleigh Road, Suite 405

Chapel Hill, NC 27517

Attn: Jeanette Miller

Email: [REDACTED]

with a copy (which shall not constitute notice)

to:

Debevoise & Plimpton LLP

66 Hudson Boulevard

New York, NY 10001

Attn: Alexander R. Cochran; Paulina Stanfel; Eric T. Juergens

Email: [REDACTED]; [REDACTED]; [REDACTED]

(b)            If to the Investor, at:

Cavello Bay Reinsurance Limited

A.S. Cooper Building, 4th Floor

26 Reid Street

Hamilton HM 11

Bermuda

Attn: Robert Morgan

Email: [REDACTED]

with a copy (which shall not constitute notice)

to:

Hogan Lovells US LLP

1735 Market Street, Suite 2300

Philadelphia, PA 19103-6996

Attn: Robert C. Juelke

Email: [REDACTED]

(c)            If to any other Holder, to the address(es) and e-mail(s) set forth in such Holder’s joinder.

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

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Section 5.10       Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

Section 5.11       Expenses. Except as provided in Section 2.3, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 5.12       Interpretation. The rules of interpretation set forth in Section 8.12 of the Subscription Agreement shall apply to this Agreement, mutatis mutandis.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:

JAMES RIVER GROUP HOLDINGS, LTD.

By:
Name:	[●]
Title:	[●]

INVESTOR:

[CAVELLO BAY REINSURANCE LIMITED]

By:
Name:	[●]
Title:	[●]

[Signature Page to Registration Rights Agreement]

EXHIBIT A

Defined Terms

1.	The following capitalized terms have the meanings indicated:

“Actions” means legal or administrative proceedings, suits, investigations, arbitrations or actions.

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company: (i) would be required to be made in any registration statement or report filed with the SEC by the Company so that such registration statement would not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliates” shall have the meaning given to such term in the Subscription Agreement.

“Block Trade” means a registered securities offering in which an underwriters agrees to purchase Registrable Securities at an agreed price or utilizing a pricing formula without a prior marketing process.

“Business Day” shall have the meaning given to such term in the Subscription Agreement.

“Closing Date” shall have the meaning given to such term in the Subscription Agreement.

“Common Shares” means all shares currently or hereafter existing of the common shares, par value $0.0002 per share, of the Company.

“Company Charter Documents” shall have the meaning given to such term in the Subscription Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Gallatin Point” means GPC Partners Investments (Thames) LP.

“GP Holder” means Gallatin Point and any Person holding Registrable Securities that has been transferred or assigned rights in accordance with the registration rights agreement, dated as of March 1, 2022, between the Company and Gallatin Point.

“Holder” means the Investor and any Person holding Registrable Securities that has been transferred or assigned rights under this Agreement in accordance with Section 4.01.

“Issuer Free Writing Prospectus” shall have the meaning set forth in Rule 433 of the Securities Act.

“Lock-Up Period” shall have the meaning given to such term in the Subscription Agreement.

“Permitted Transferee” shall have the meaning given to such term in the Subscription Agreement.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, any other form of entity or any group comprised of two or more of the foregoing.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.

“Registrable Securities” means, as of any date of determination, any Common Shares acquired by the Investor pursuant to the Subscription Agreement, any other securities issued or issuable with respect to any such Common Shares by way of share split, share dividend, distribution, recapitalization, merger, amalgamation, scheme of arrangement, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding, (iii) such securities have been sold or otherwise transferred in a transaction in which the Holder’s rights under this Agreement are not assigned to the transferee of the securities, (iv) such securities are sold pursuant to Rule 144 (or other exemption from registration under the Securities Act); and (v) such securities are transferable by a Person (A) who is not an affiliate of the Company pursuant to Rule 144 under the Securities Act and (B) who, collectively with its Affiliates, hold less than 3% of outstanding Common Shares.

“Registration Expenses” means all expenses incurred by the Company in complying with Article I, including all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and accountants for the Company, fees and expenses in connection with complying with state securities or “blue sky” laws, FINRA fees, fees of transfer agents and registrars, but excluding underwriting discounts and commissions, brokers’ commissions and stock transfer taxes, if any, in each case to the extent applicable to the Registrable Securities of any selling Holders.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 462(e)” means Rule 462(e) promulgated under the Securities Act and any successor provision.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” means the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.

“Transaction Documents” shall have the meaning given to such term in the Subscription Agreement.

2.	The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section
Actions	Section 5.6(b)
Agreement	Preamble
Company	Preamble
Company Indemnified Parties	Section 3.1
Effectiveness Period	Section 1.2(a)
Holder Indemnified Parties	Section 3.2
Indemnified Party	Section 3.3
Indemnifying Party	Section 3.3
Interruption Period	Section 2.1(n)
Investor	Preamble
Losses	Section 3.1
Offering Persons	Section 2.1(l)
Piggyback Notice	Section 1.8(a)
Piggyback Registration Statement	Section 1.8(a)
Piggyback Request	Section 1.8(a)
Relevant Matters	Section 5.6(a)
Requested Information	Section 2.1(l)
Resale Shelf Registration Statement	Section 1.1
Shelf Offering	Section 1.7
Subscription Agreement	Recitals
Subsequent Shelf Registration Statement	Section 1.3
Take-Down Notice	Section 1.7

EXHIBIT B

Form of Permitted Transferee Joinder

James River Group Holdings, Ltd.

[•]

Attention: [•]

This Joinder (this “Joinder”) is entered into as of [•], 20[•] by [•] (the “Joining Party”).

Reference is hereby made to the Subscription Agreement, dated as of November 11, 2024 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Subscription Agreement”), by and between James River Group Holdings, Ltd. (the “Company”) and Cavello Bay Reinsurance Limited (the “Investor”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Subscription Agreement.

Pursuant to Sections 5.03(b)(i) and 8.03 of the Subscription Agreement, upon the execution of this Joinder, the Joining Party shall become a party to the Subscription Agreement as a “party” and an “Investor Party” of the transferring Investor Party of which the Joining Party is a Permitted Transferee thereunder and be fully bound by, and subject to, all covenants, terms, conditions, obligations and provisions of the Subscription Agreement applicable to such “party” and Investor Party, and shall be fully entitled to all rights and interests under the Subscription Agreement applicable to such a “party” and “Investor Party”.

All notices, requests and other communications to the Joining Party under the Subscription Agreement shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery), in accordance with and subject to Section 8.09 of the Subscription Agreement, to the Joining Party at the address set forth on the signature page hereto or such other address or email address as the Joining Party may hereafter specify by like notice to the other party to the Subscription Agreement.

[Signature page follows]

Joining Party

[•]

By:
Name:
Title:

Address:

[•]
Attention: [•]
Email: [•]